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                                                                     Exhibit 5.1

                                [CDI LETTERHEAD]

February 25, 2003

Cal Dive International, Inc.
400 N. Sam Houston Parkway E. Suite 400
Houston, Texas 77060

Gentlemen:

I am Special Counsel for Cal Dive International, Inc., a Minnesota corporation (the "Company"), and give this opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 7,486,907 shares of the Company's common stock, no par value per share (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the First Amended and Restated Agreement dated January 17, 2003, but effective as of December 31, 2002 (the "Agreement"), made by and between the Company and Fletcher International, Ltd. ("Fletcher").

In connection therewith, I have examined the Company's Registration Statement on Form S-3 covering the Common Stock (the "Registration Statement") filed with the U.S. Securities and Exchange Commission, originals or copies certified or otherwise identified to my satisfaction of the 1997 Amended and Restated Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the offering of the Common Stock and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

Based on the foregoing examination, I am of the opinion that the 7,486,907 shares of Common Stock proposed to be offered by Fletcher have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

         Very truly yours,

         /s/  ANDREW C. BECHER
         ---------------------
         Andrew C. Becher

         Special Counsel